Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

May 29, 2002

Dear Sir/Madam:

We have read paragraphs 1-4 of Item 4 included in the Form 8-K dated May 28, 2002 of Gables Residential Trust to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

cc:    Marvin R. Banks,  Jr.
        Chief Financial Officer
        Gables Residential Trust